Exhibit 8.1

HONGLI GROUP INC.	March 31, 2022

Beisanli Street, Economic Development Zone

Changle County, Weifang

Shandong, China 262400

Tel: +86 0536-2185222

Ladies and Gentlemen:

In connection with the proposed public offering of a firm commitment basis for Hongli Group Inc., an offshore holding company incorporated in the Cayman Islands (the “Company”), ordinary shares with a par value of $0.0001 per share (“Ordinary Shares”), pursuant to the registration statement on Form F-1, including any amendments or supplements thereto, under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission on December 30, 2021 (File No.: 333-261945) (the “F-1 Registration Statement”). Prior to this offering, there has been no public market for Company’s Ordinary Shares. The initial public offering price is expected to be in the range of $4.00 to $6.00 per Ordinary Share.

The facts, as we understand them, and upon which, with your permission, we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the F-1 Registration Statement.

In rendering our opinion, we have reviewed the F-1 Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. We have assumed that the agreements and other documents referred to above will be executed by the parties in the forms provided to and reviewed by us. We have further assumed that all transactions relating to the Ordinary Shares will be carried out in accordance with the terms of such agreements and documents.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. We assume no obligation to inform you of any such change. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Based on the foregoing, although the discussion in the F-1 Registration Statement under the heading “Material Income Tax Consideration—U.S. Federal Income Taxation” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Ordinary Shares, we hereby confirm that the summary of the material United States federal tax consequences to U.S. holders (as such term is defined in the F-1 Registration Statement) relating to the purchase, ownership, and disposition of the Ordinary Shares set forth under such heading reflects our opinion as to such matters, subject to the assumptions, limitations and qualifications described in the F-1 Registration Statement under such heading.

506 Malaga Ave #2, Coral Gables, FL, 33134 giancarlo@messinamadridlaw.com Tel. (917) 225-6827

We express no other opinion except as set forth above.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the F-1 Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the F-1 Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

,

Very truly yours,

MESSINA MADRID LAW PA

By:	/s/ Giancarlo A. Messina,
Giancarlo A. Messina,
Managing Partner

506 Malaga Ave #2, Coral Gables, FL, 33134 giancarlo@messinamadridlaw.com Tel. (917) 225-6827